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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Form 8-K/A. It should be noted that we have not audited any financial statements of PST Vans, Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP


Salt Lake City, Utah
September 16, 1998